Exhibit 99.1

NEXSTAR MEDIA GROUP INCREASES QUARTERLY CASH DIVIDEND BY 24.4 PERCENT

DECLARES QUARTERLY CASH DIVIDEND OF $0.56 PER SHARE

Increase Marks Seventh Annual Consecutive Rise in Cash Dividend

IRVING, Texas (January 31, 2020) - Nexstar Media Group, Inc. (Nasdaq: NXST) announced today that its Board of Directors approved a 24.4 percent increase in the quarterly cash dividend to $0.56 per share of its Class A common stock beginning with the dividend declared for the first quarter of 2020.  The dividend is payable on Friday, February 28, 2020, to shareholders of record on Friday, February 14, 2020.

Perry A. Sook, Chairman, President and Chief Executive Officer of Nexstar Media Group, commented, “Since Nexstar first declared a quarterly cash dividend in 2013, our dividend has grown by over 24% on a compound annual basis reflecting the Board’s commitment to creating new value for shareholders and the significant and ongoing growth of the Company’s free cash flow, which is expected to exceed $1.0 billion on a pro-forma average annual basis in the 2019/2020 cycle. We look forward to reporting our Q4 financial results in late February, which will mark the first full quarter of operations including the Tribune Media assets.”

While the Company intends to pay regular quarterly cash dividends for the foreseeable future, all subsequent dividends will be reviewed quarterly and declared by the Board of Directors at its discretion.

About Nexstar Media Group, Inc.

Nexstar Media Group is a leading diversified media company that leverages localism to bring new services and value to consumers and advertisers through its traditional media, digital and mobile media platforms. Nexstar owns, operates, programs or provides sales and other services to 197 television stations and related digital multicast signals reaching 115 markets or approximately 39% of all U.S. television households (reflecting the FCC’s UHF discount). Nexstar’s portfolio includes primary affiliates of NBC, CBS, ABC, FOX, MyNetworkTV and The CW. Nexstar’s community portal websites offer additional hyper-local content and verticals for consumers and advertisers, allowing audiences to choose where, when and how they access content while creating new revenue opportunities. Nexstar also owns WGN America, a growing national general entertainment cable network and a 31.3% ownership stake in TV Food Network, a top-tier cable asset.  For more information please visit www.nexstar.tv.

Forward-Looking Statements

This communication includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words "guidance," "believes," "expects," "anticipates," "could," or similar expressions. For these statements, Nexstar claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this communication, concerning, among other things, future financial performance, including changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, the ability to service and refinance our outstanding debt, successful integration of acquired television stations and digital businesses (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations' operating areas, competition from others in the broadcast television markets, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Nexstar undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this communication might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see Nexstar’s other filings with the Securities and Exchange Commission.

Investor Contact:

Thomas E. Carter

EVP & Chief Financial Officer

Nexstar Media Group, Inc.

972/373-8800

Joseph Jaffoni, Jennifer Neuman

JCIR

212/835-8500 or nxst@jcir.com

Media Contact:

Gary Weitman

EVP and Chief Communications Officer

Nexstar Media Group, Inc.

312/222-3394 or gweitman@nexstar.tv